UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 2, 2020

COMSOVEREIGN HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-150332	46-5538504
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Quorum Drive, STE 400

Dallas, TX 75254

(Address of principal executive offices)

Registrant’s telephone number, including area code: (904) 834-4400

11651 Central Parkway #118

Jacksonville, FL 32224

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Officers

Our board of directors has appointed Brian T. Mihelich our Chief Financial Officer and Kevin M. Sherlock our General Counsel and Secretary effective January 2, 2020.  Our former Chief Financial Officer, Kendall W. Carpenter, will remain with our company and retain responsibility for the financial matters relating to our Drone Aviation business operations. Biographical information regarding Messrs. Mihelich and Sherlock is set forth below:

Prior to assuming the role of our Chief Financial Officer, Mr. Mihelich, age 52, was, since September 2019, the chief financial officer of our ComSovereign Corp. subsidiary, which we acquired in December 2019.  Prior to joining ComSovereign Corp., Mr. Mihelich was from July 2015 to February 2019 Vice President – Managed Services at Ericsson.  From 2014 to July 2015, Mr. Mihelich was Head of Operations of the Vodafone account at Ericsson.   We believe Mr. Mihelich has significant experience in the telecom sector where he has had senior management responsibilities for numerous business relationships, including with AT&T, Sprint, Vodafone, Napster, Google and Facebook.  He has managed operations with sales of up to $750 million and up to 600 direct and indirect employee reports.  Mr. Mihelich served with distinction in the U.S. Air Force, and has also worked for the U.S. Securities and Exchange Commission. Mr. Mihelich earned a B.S. in Business Administration from Northern Michigan University, and an MBA from the University of Texas.

Prior to joining our company on January 2, 2020, Mr. Sherlock, age 58, was a partner in the law firm  of Heurlin & Sherlock, PC, in Tucson, Arizona, which he co-founded in 2008 and where he focused primarily on business litigation, securities arbitration, and security clearance matters.  While in the private practice of law, Mr. Sherlock also gained considerable experience in corporate structures and mergers and acquisition work.  Mr. Sherlock is licensed to practice law in Washington D.C., Florida and Arizona.  Mr. Sherlock earned a Bachelor of Science degree in Multinational Business Operations from Florida State University and a Juris Doctorate from Georgetown University Law Center.

There are no arrangements or understandings between Mr. Mihelich or Mr. Sherlock and any other person or persons pursuant to which Mr. Mihelich or Mr. Sherlock was appointed as an officer of our company. With respect to Mr. Mihelich and Mr. Sherlock, there have been no events of the type listed under Item 401(f) of Regulation S-K promulgated by the Securities Exchange Commission that occurred during the past ten years. In addition, there are no current or proposed transactions in which Mr. Mihelich or Mr. Sherlock, or any member of the immediate family of either of Mr. Mihelich or Mr. Sherlock, has an interest that is required to be disclosed under Item 404(a) of Regulation S-K promulgated by the Securities Exchange Commission.

Compensatory Arrangements of Certain Officers

On December 2, 2019, we entered into a five-year employment agreement with Brian T. Mihelich, our Chief Financial Officer, to employ Mr. Mihelich in such capacity commencing on January 2, 2020, and on January 2, 2020, we entered into a three-year employment agreement with Kevin M. Sherlock, our General Counsel and Secretary. Unless earlier terminated, at the end of the initial term, each agreement automatically renews for additional one-year terms until cancelled.

The following is a summary of the compensation arrangements set forth in each employment agreement described above:

Executive	Title	Annual Base Salary	Annual Targeted Bonus
Brian T. Mihelich	Chief Financial Officer	$150,000	As determined by the Compensation Committee of the Board of Directors
Kevin M. Sherlock	General Counsel and Secretary	$150,000	As determined by the Compensation Committee of the Board of Directors

As an incentive to commence employment with us, pursuant to such agreements, we issued to each of Messrs. Mihelich and Sherlock a restricted stock award of 200,000 shares of common stock, which shares shall vest annually in arrears in two equal installments on the first and second anniversaries of employment. In addition, each executive is also eligible to receive an employee incentive stock option grant each year during the initial term, as determined by the compensation committee of our board of directors, with a strike price equal to that of the other corporate officers and directors under that current year’s approved option grants. The executives shall have no rights to any portions of any option grant until the vesting of said grant, which shall be on vesting terms as the as the options granted to our other officers and directors.

Under each of these employment agreements, the executive will be entitled to severance in the event we terminates his employment without Cause (as defined in the employment agreement), he resigns from his employment for Good Reason (as defined in the employment agreement), or he is terminated as a result of death or a disability. The severance amount for each executive would be (i) his pro rata base salary through the date of termination, (ii) a severance amount equal to 6 month’s salary if such termination is done within the first year and (iii) a severance amount equal to 12 month’s salary if such termination occurs thereafter.

In connection with the execution of his employment agreement, each executive also executed our standard employee agreements containing customary confidentiality restrictions and work-product provisions, as well as customary non-competition covenants and non-solicitation covenants with respect to our employees, consultants and customers.

The foregoing summary of the employment agreements of Messrs. Mihelich and Sherlock is qualified in its entirety by the copy of such agreements filed as Exhibit 10.1 and Exhibit 10.2 hereto and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On January 8, 2020, we issued a press release announcing the appointment of Messrs. Mihelich and Sherlock as executive officers of our company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Further, the information in this Item 7.01 and Exhibit 99.1: (i) will not be deemed an admission as to the materiality of any information herein (including Exhibit 99.1) and (ii) is not to be incorporated by reference into any of our filings.

Item 9.01       Financial Statements and Exhibits.

(d)       Exhibits.

The following exhibits are furnished herewith:

Exhibit No.	Description

10.1	Employment Agreement dated as of December 2, 2019 between Brian T. Mihelich and ComSovereign Holding Corp.

10.2	Employment Agreement dated as of January 2, 2020 between Kevin M. Sherlock and ComSovereign Holding Corp.

99.1	Press Release of the Registrant, dated January 8, 2020.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 8, 2020	COMSOVEREIGN HOLDING CORP.

	By:	/s/ Daniel L. Hodges
Daniel L. Hodges
Chairman and Chief Executive Officer

3